UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2025 (March 13, 2025)

Commission File Number 000-22496

RADIUS RECYCLING, INC.
(Exact name of registrant as specified in its charter)

oregon	93-0341923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 SW Columbia Street, Suite 1150, Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 224-9900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	RDUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2025, Radius Recycling, Inc., an Oregon corporation (“Radius”), Toyota Tsusho America, Inc., a New York corporation (“Parent”), and TAI Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Radius (the “Merger”), with Radius continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent. The Board of Directors of Radius has approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each share of common stock of Radius (“Radius Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than any shares of Class B common stock of Radius for which dissenters’ rights have been properly exercised and perfected and not withdrawn) will be converted into the right to receive $30.00 in cash (the “Merger Consideration”), without interest, and less any applicable withholding taxes.

In addition, pursuant to the Merger Agreement, as of the Effective Time, (i) each Company RSU Award (as defined in the Merger Agreement) (or a portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right to receive an amount in cash equal to the sum of (x) the product of (A) Merger Consideration and (B) the total number of shares of Radius Common Stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, and (y) any accrued and unpaid dividends or dividend equivalent rights corresponding to such Company RSU Award, (ii) each Company PSU Award (as defined in the Merger Agreement) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the Merger Consideration and (y) the total number of shares of Radius Common Stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, calculated based on the greater of (A) actual performance, calculated with the applicable performance period running through the last day of Radius’ most recently completed quarter prior to the Effective Time and (B) deemed target level performance, and (iii) each Company DSU Award (as defined in the Merger Agreement) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right to receive an amount in cash equal to the sum of (x) the product of (A) the Merger Consideration and (B) the total number of shares of Radius Common Stock subject to such Company DSU Award (or portion thereof), and (y) any accrued and unpaid dividends or dividend equivalent rights corresponding to such Company DSU Award.

Radius, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that (i) Radius will conduct its and its subsidiaries’ business in the ordinary course of business consistent with past practice in all material respects during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Radius will not engage in certain types of transactions or take certain actions outside the ordinary course during such period without the prior consent of Parent, (iii) Radius will cause a meeting of the holders of Radius Common Stock to be held to consider approval of the Merger, and (iv) subject to certain customary exceptions, the Board of Directors of Radius will recommend that holders of Radius Common Stock vote in favor of the Merger. Radius has also made certain additional customary covenants, including, among others, covenants not to: (A) solicit or knowingly encourage any inquiries with respect to certain alternative business combination transactions or (B) subject to certain exceptions designed to allow the Board of Directors of Radius to fulfill its fiduciary duties to Radius’ shareholders, engage in any discussions concerning, or provide confidential information to, any person relating to certain alternative business combination transactions.

The Merger Agreement contains certain customary termination rights for Radius and Parent, including Radius’ right to terminate the Merger Agreement to accept a “Superior Proposal” (as defined in the Merger Agreement) subject to compliance with certain procedures specified in the Merger Agreement. Upon termination of the Merger Agreement under certain specified circumstances, Radius will be required to pay Parent a termination fee of $27,200,000.

Subject to certain limitations, each of Radius or Parent may terminate the Merger Agreement if the Merger is not consummated by December 15, 2025 (the “End Date”), provided, however, that (i) if, on such date, certain required regulatory approvals have not been satisfied but all other conditions to closing (other than conditions which by their nature are to be satisfied at the closing) have been satisfied or waived, the End Date will be automatically extended to March 13, 2026, and (ii) if, on March 13, 2026, certain required regulatory approvals have not been satisfied but all other conditions to closing (other than conditions which by their nature are to be satisfied at the closing) have been satisfied or waived, the End Date will be automatically extended to June 15, 2026; and each of Radius or Parent may terminate the Merger Agreement if the Merger is not consummated by such applicable date. The right to terminate the Merger Agreement at the End Date will not be available to a party if the failure of the Merger to have been consummated on or before such date was primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement.

Radius, Parent and Merger Sub have agreed to use their respective reasonable best efforts to consummate the Merger, including, to the extent required, making filings with and seeking approvals from certain governmental entities in connection with the Merger, subject to certain specified limitations set forth in the Merger Agreement.

Consummation of the Merger is subject to certain customary conditions, including (i) the adoption of the Merger by the holders of a majority of the outstanding shares of Radius Common Stock, (ii) the absence of any law prohibiting or order preventing the consummation of the Merger, (iii) the receipt of certain regulatory approvals, to the extent required, (iv) the receipt of CFIUS approval without the imposition of certain conditions set forth in the Merger Agreement and (v) compliance in all material respects on the part of each of Radius, Parent and Merger Sub with such party’s covenants under the Merger Agreement. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions).

Concurrently with the execution of the Merger Agreement, Toyota Tsusho Corporation (the “Guarantor”) entered into a Guaranty with Radius, pursuant to which, among other things, the Guarantor guaranteed the payment and performance of obligations of Parent and Merger Sub under the Merger Agreement and agreed to use reasonable best efforts to make filings with and seek approvals from certain governmental entities in connection with the Merger, subject to certain specified limitations set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Radius, Parent, Guarantor or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Radius’ public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 13, 2025, by and among Radius Recycling, Inc., Toyota Tsusho America, Inc. and TAI Merger Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

FORWARD LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. The absence of these words or similar expressions, however, does not mean that a statement is not forward-looking. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the proposed transaction is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; required approvals to complete the proposed transaction by our shareholders and the receipt of certain regulatory approvals, to the extent required, and the timing and conditions for such approvals; the stock price of Radius prior to the consummation of the proposed transaction; the satisfaction of the closing conditions to the proposed transaction; potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the impact of equipment upgrades, equipment failures, and facility damage on production; failure to realize or delays in realizing expected benefits from capital and other projects, including investments in processing and manufacturing technology improvements and information technology systems; the cyclicality and impact of general economic conditions; the impact of inflation and interest rate and foreign currency fluctuations; changing conditions in global markets including the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; increases in the relative value of the U.S. dollar; economic and geopolitical instability including as a result of military conflict; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in recycled metal prices; imbalances in supply and demand conditions in the global steel industry; difficulties associated with acquisitions and integration of acquired businesses; supply chain disruptions; reliance on third-party shipping companies, including with respect to freight rates and the availability of transportation; restrictions on our business and financial covenants under the agreement governing our bank credit facilities; potential limitations on our ability to access capital resources and existing credit facilities; the impact of impairment of goodwill and assets other than goodwill; the impact of pandemics, epidemics, or other public health emergencies; inability to achieve or sustain the benefits from productivity, cost savings, and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; the impact of increasing attention to environmental, social, and governance matters; translation risks associated with fluctuation in foreign exchange rates; the impact of hedging transactions; inability to obtain or renew business licenses and permits; environmental compliance costs and potential environmental liabilities; increased environmental regulations and enforcement; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate; and other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended August 31, 2024 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Radius Recycling, Inc. by Toyota Tsusho America Inc., a wholly owned subsidiary of Toyota Tsusho Corporation. In connection with this proposed acquisition, Radius Recycling, Inc. plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Radius Recycling, Inc. may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF Radius Recycling, Inc. ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of Radius Recycling, Inc. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Radius Recycling, Inc. through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Radius Recycling, Inc. will be available free of charge on Radius Recycling, Inc.’s internet website at www.radiusrecycling.com or upon written request to: Investor Relations, Radius Recycling, Inc., 222 SW Columbia Street, Suite 1150, Portland, Oregon 97201 or by telephone at (503) 323-2811.

Participants in Solicitation

Radius Recycling, Inc., its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Radius Recycling, Inc. is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on December 16, 2024.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Radius Recycling, Inc.

222 SW Columbia Street

Suite 1150

Portland, Oregon 97201

Tel. (503) 323-2811

www.radiusrecycling.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS RECYCLING, INC.
(Registrant)

Dated: March 14, 2025	By:	/s/ James Matthew Vaughn
Name: James Matthew Vaughn
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary